UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 1, 2017
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place Sunnyvale, California 94085 (Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, Mr. Bruce Claflin, who is currently a member of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”), informed the Board that he will not stand for re-election to the Board at the Company’s 2017 Annual Meeting of Stockholders. Mr. Claflin has been a director of the Company since 2003 and served as Chairman of the Board from 2009 to 2016. Mr. Claflin’s decision not to stand for re-election is not as a result of any disagreement with the Company. Mr. Claflin will continue to serve as a director of the Company until the expiration of his term at the 2017 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	ADVANCED MICRO DEVICES, INC.

By:     /s/ Harry A. Wolin___________
Name:    Harry A. Wolin

Title:	Senior Vice President and General
Counsel